Portions of this exhibit have been redacted because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
AMENDMENT TO THE SERIES PORTFOLIOS TRUST
FUND ACCOUNTING SERVICING AGREEMENT
THIS AMENDMENT to the Fund Accounting Servicing Agreement dated as of September 15, 2015, as amended (the “Agreement”) is entered into as of the last date on the signature block (the “Effective Date”), by and between SERIES PORTFOLIOS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND
SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend the Agreement to add the Exhibit for Elm Partners Management LLC
and its corresponding fee schedule; and
WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.
NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of
Series Portfolios Trust:
•The Exhibit for Elm Partners Management LLC attached hereto is hereby added to the Agreement.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

SERIES PORTFOLIOS TRUST	U.S. BANCORP FUND SERVICES, LLC
By: /s/ Ryan L. Roell	By: /s/ Gregory Farley
Name: Ryan L. Roell	Name: Greg Farley
Title: President	Title: Sr. Vice President
Date: 10/16/2024	Date: 10/16/2024

Exhibit for Elm Partners Management LLC to the Series Portfolios
Trust
Fund Accounting Servicing Agreement
Name of Series
Elm Market Navigator ETF
Base Fee for Accounting, Administration, Transfer Agent Services
The following reflects the greater of the basis point fee or annual minimum1 where Elm Partners Management LLC (the “Adviser”)
acts as investment adviser to the fund(s) in the same registered investment company.
Annual Minimum per Fund2Basis Points on Fund Complex AUM2

Funds [...]	$[...]	First $[...]	[...] bps
Funds [...]	$[...]	> $[...] up to $[...]	[...] bps
Funds [...]	$[...]	Balance	[...] bps
See APPENDIX A for Services and Associated Fees in addition to the Base Fee See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees
1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.
Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-
year period. Following the initial two-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive two-year periods and should this service agreement with U.S. Bank be terminated prior to the end of such a two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of such two-year period.
Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).
2 Subject to annual CPI increase: All Urban Consumers - U.S. City Average index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly.

APPENDIX A
Accounting, Administration, Transfer Agent Services (in addition to the Base Fee)
Pricing Services
For daily pricing of each security (estimated [...] pricing days annually)
•$[...] – Listed equity instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign
Equities, Futures, Forwards, Currency Rates, Total Return Swaps
•$[...] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and
Government Agency Bonds, Mortgage-Backed Securities, and Municipal Bonds
•$[...] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities;
Money Market Instruments; Foreign Bonds; and High Yield Bonds.
•$[...] – Bank Loans
•$[...] Intraday money market funds pricing, up to [...] times per day
•Derivative Instruments are generally charged at the following rates:
o$[...] - Interest Rate Swaps, Foreign Currency Swaps
o$[...] - Swaptions
o$[...] - Credit Default Swaps
Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as non-standard security types, such as CLOs CDO and complex derivative instruments, which may result in additional swap setup fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action Factor Services
Fee for ICE data used to monitor corporate actions
•$[...] per Foreign Equity Security per Month
•$[...] per Domestic Equity Security per Month
•$[...] per CMOs, Asset Backed, Mortgage-Backed Security per Month
Trust Chief Compliance Officer Annual Fee
•$[...] for the first fund (subject to Board approval)
•$[...] for each additional fund [...] (subject to change based on Board review and approval)
•$[...] for each fund over [...] funds
•$[...] per sub-adviser per fund (capped at $[...] per sub-adviser over the fund complex)
•Per adviser relationship, and subject to change based upon board review and approval
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
•$[...] per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)
SEC Modernization Requirements
•Form N-PORT -$[...] per year, per Fund
•Form N-CEN - $[...] per year, per Fund

Section 15(c) Reporting
•$[...] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
•Additional 15(c) reporting is subject to additional charges
◦Standard data source – Morningstar; additional charges will apply for other data services
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing,
Prepare state returns (Limited to [...]) and Capital Gain Dividend Estimates (Limited to [...]).
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, SWIFT processing, customized reporting, third-
party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e- filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

APPENDIX B
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio
Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
•Base fee – $[...] per fund per year
•Setup – $[...] per fund group
SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month
Limited Derivatives User	$[...]
Full Derivatives User (no OTC derivatives)	$[...]
Full Derivative User (with 1-5 OTC derivatives)	$[...]
Full Derivative User (with 5 or more OTC derivatives)	$[...]
C- Corp Administrative Services
•1940 Act C-Corp - U.S. Bank Fee Schedule plus $[...]
•1933 Act C-Corp - U.S. Bank Fee Schedule plus $[...]
Controlled Foreign Corporation (CFC)
•U.S. Bank Fee Schedule plus $[...]
Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[1]
[...]% or less	$[...]
More than [...]% but less than [...]%	$[...]
[...]% or more	$[...]
•Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to USBGFS’
ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental Services may, in USBGFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.
Optional Tax Services:
•$[...] per year -Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs)
•$[...] per additional estimate - Additional Capital Gain Dividend Estimates (First [...] included in core services)
•$[...] per additional return - State tax returns - (First [...] included in core services)
Tax Reporting - C-Corporations Federal Tax
Returns
•Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[...]
•Prepare Federal and State extensions (If Applicable) – Included in the return fees
1 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from USBGFS’ chosen comparison third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

Prepare provision estimates$[...] Per estimate
State Tax Returns
•Prepare state income tax returns for funds and blocker entities$[...] per state return
•Sign state income tax returns - $[...] per state return
•Assist in filing state income tax returns - Included with preparation of returns
•State tax notice consultative support and resolution - $[...] per fund
Signature Acknowledging the Fee Schedule

Elm Partners Management LLC
By: /s/ James W. White Jr.
Name: James W. White Jr.
Title: CEO
Date: 10/4/2024